                                    PETsMART, INC.

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Amounts in thousands of dollars)


                                                        Fiscal Years Ended                             26 Weeks Ended
                                   ------------------------------------------------------------    ---------------------
                                     Jan. 31,    Jan. 30,     Jan. 29,    Jan. 28,      Feb. 2,    July 28,      Aug. 3,
                                       1993        1994         1995        1996         1997        1996         1997

CALCULATION OF FIXED CHARGES:
  Interest expense                     3,052        4,298       7,587        8,934       9,450        4,218       6,118
  Capitalized interest                   182          386         290          300         761          549         -

Appropriate portion (1/3)
  of rentals                           4,751        8,736      15,278       22,033      30,597       13,542      20,618
                                   ------------------------------------------------------------  ----------------------

Total fixed charges                    7,985       13,423      23,155       31,267      40,808       18,309      26,736
                                   ------------------------------------------------------------  ----------------------
                                   ------------------------------------------------------------  ----------------------


CALCULATION OF EARNINGS BEFORE
FIXED CHARGES:

Pre-tax income (loss) from
  continuing operations                  912       (7,196)    (10,358)     (14,877)     34,252        5,600     (57,303)
                                   ------------------------------------------------------------  ----------------------

Fixed charges:
  Interest expense                     3,052        4,298       7,587        8,934       9,450        4,218       6,116
  Capitalized interest (excluded)

Appropriate portion (1/3)
  of rentals                           4,751        8,739      15,278       22,033      30,597       13,542      20,619
                                   ------------------------------------------------------------  ----------------------

Total fixed charges                    7,803       13,037      22,865       30,967      40,047       17,760      26,735
                                   ------------------------------------------------------------  ----------------------

Earnings before income
  taxes and fixed charges              8,715       5,841       12,507       16,090      74,299       23,360     (30,568)
                                   ------------------------------------------------------------  ----------------------
                                   ------------------------------------------------------------  ----------------------
Merger and integration charges          --           --        14,100       47,129      40,714       20,364      54,522

Earnings before merger costs,
  income taxes and fixed charges       8,715       5,841       26,607       63,218     115,013       43,724      23,954
                                   ------------------------------------------------------------  ----------------------
                                   ------------------------------------------------------------  ----------------------

Ratio of earnings to fixed
  charges (actual)                       1.1         0.4          0.5          0.5         1.8          1.3        (1.1)(a)
                                   ------------------------------------------------------------  ----------------------
                                   ------------------------------------------------------------  ----------------------

Ratio of earnings before merger
  costs to fixed charges                 1.1         0.4          1.1         2.0          2.8         2.4          0.9
                                   ------------------------------------------------------------  ----------------------
                                   ------------------------------------------------------------  ----------------------



(a) As a result of the loss incurred in the 26 weeks ended August 3, 1997, the Company was unable to cover the indicated fixed charges by $57,303.

                                    PETsMART, INC.


                      COMPUTATION OF PRO FORMA RATIO OF EARNINGS
                  TO FIXED CHARGES AFTER ADJUSTMENT FOR ISSUANCE OF
                           CONVERTIBLE SUBORDINATED NOTES



CALCULATION OF FIXED CHARGES:                                         Feb. 2, 1997        Aug. 3, 1997
                                                                      ------------        ------------
  Interest expense                                                       20,761              10,604
  Capitalized interest                                                      761                --

Appropriate portion (1/3)
  of rentals                                                             30,597              20,819
                                                                        ---------           --------

Total fixed charges                                                      52,119              31,423
                                                                        ---------           --------
                                                                        ---------           --------


CALCULATION OF EARNINGS BEFORE FIXED CHARGES:

Pre-tax income (loss) from
  continuing operations                                                  22,941             (61,991)

Fixed charges:
  Interest expense                                                       20,761              10,804
  Capitalized interest (excluded)
Appropriate portion (1/3)
  of rentals                                                             30,597              20,619
                                                                        ---------           --------

Subtotal                                                                 51,358              31,423

Earnings before income
  taxes and fixed charges                                                74,299             (30,568)
                                                                        ---------           --------
                                                                        ---------           --------

Merger and integration costs                                             40,714              54,522

Earnings before merger costs, income
  taxes and fixed charges                                               115,013              23,954
                                                                        ---------           --------
                                                                        ---------           --------

Ratio of earnings to fixed
  charges (actual)                                                          1.4                (1.0) (b)
                                                                        ---------           --------
                                                                        ---------           --------

Ratio of earnings before merger
  costs to fixed charges                                                    2.2                 0.8
                                                                        ---------           --------
                                                                        ---------           --------


(b) As a result of the loss incurred in the 26 weeks ended August 3, 1997, the Company was unable to cover the indicated fixed charges by $57,303.


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